                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-74838) and related Prospectus of MedImmune, Inc. and to the incorporation by reference of our report dated February 15, 1999, with respect to the 1998 consolidated financial statements of U.S. Bioscience, Inc., not presented separately in MedImmune, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 2, 2002